Exhibit 99.1
Universal Insurance Holdings Reports Second Quarter 2021 Results

•2Q21 total revenue up 10.5% to $279.2 million
•2Q21 direct premiums written up 17.0%
•2Q21 diluted GAAP earnings per share (“EPS”) of $0.70, non-GAAP adjusted EPS1 of $0.65
•2Q21 combined ratio of 97.3%
•2Q21 annualized return on average equity of 18.7%
•Florida primary average rate increase of 14.9% for UPCIC filed during 2Q21

1 Excludes net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 28, 2021 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2021 second quarter diluted EPS of $0.70 on a GAAP basis and $0.65 on a non-GAAP1 adjusted basis. Quarterly direct premiums written were up 17.0% from the year-ago quarter to $473.6 million, with an annualized return on average equity of 18.7%.

“We delivered solid second quarter results, highlighted by an 18.7% annualized return on average equity, despite continued social inflation within the state of Florida impacting loss costs,” said Stephen J. Donaghy, Chief Executive Officer. “We continue to address these trends, in part, with primary rate increase filings, which was a driver of our direct written premium growth during the quarter. We expect primary rate increases to be a tailwind over the medium to long term as they earn-in, but are relentlessly focused on performing through the near term pressure on carriers in the Florida property insurance marketplace, and lament about the unfortunate derivative consequence of price increases on consumers.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
(GAAP comparison)
Total revenue	$279,181	$252,704	10.5%		$541,938	$487,979	11.1%
Income (loss) before income taxes	30,059	27,438	9.6%		66,410	55,022	20.7%
Income (loss) before income taxes margin	10.8%	10.9%	(10.0)	bps	12.3%	11.3%	1.0	pt
Diluted EPS	$0.70	$0.62	12.9%		$1.54	$1.23	25.2%

Annualized return on average equity (ROE)	18.7%	15.6%	3.1	pts	20.7%	15.5%	5.2	pts
Book value per share, end of period	$15.37	$16.56	(7.2)%		$15.37	$16.56	(7.2)%

(Non-GAAP comparison)[2]
Adjusted operating income	28,372	23,416	21.2%		64,695	58,777	10.1%
Adjusted EPS	$0.65	$0.52	25.0%		$1.50	$1.32	13.6%

[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.

Total revenue grew double digits for the quarter driven primarily by rate increases from 2020 earning through the book as policies renew, an increase in policies-in-force when compared to the prior years quarter, and commissions earned on ceded premiums. Total revenue growth was partially offset by the impact of higher reinsurance costs when compared to 2020 and the investment portfolio’s performance. GAAP diluted EPS and non-GAAP adjusted EPS results for the quarter were driven primarily by an improvement in weather events when compared to the prior years quarter, and the benefit of a reduced share count, partially offset by the impact of loss cost trends on prior and current accident years. The Company produced an annualized return on average equity of 18.7%.

Underwriting

($thousands, except policies in force)	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
Policies in force (as of end of period)	977,251	937,277	4.3%		977,251	937,277	4.3%
Premiums in force (as of end of period)	$1,618,576	$1,389,703	16.5%		$1,618,576	$1,389,703	16.5%

Direct premiums written	$473,627	$404,685	17.0%		$838,941	$739,238	13.5%
Direct premiums earned	392,574	337,639	16.3%		768,180	663,590	15.8%
Net premiums earned	256,172	226,370	13.2%		499,477	447,199	11.7%

Expense ratio[3]	32.0%	32.6%	(60.0)	bps	32.9%	32.8%	10.0	bps
Loss & LAE ratio	65.3%	66.9%	(1.6)	pts	62.3%	64.0%	(1.7)	pts
Combined ratio	97.3%	99.5%	(2.2)	pts	95.2%	96.8%	(1.6)	pts

[3] Expense ratio excludes interest expense.

Direct premiums written were up 17.0% for the quarter, led by direct premium growth of 19.6% in Florida.

On the expense side, the combined ratio improved 2.2 points for the quarter. The improvement was driven primarily by decreased weather events, partially offset by prior year's reserve development, current year strengthening and higher reinsurance costs impact on the ratio.

•The expense ratio decreased 1.0 point on a direct premiums earned basis due to continued focus on operating efficiencies, which was partially offset by the impact of increased reinsurance costs on the net ratio, resulting in a 60 basis point improvement in the net expense ratio for the quarter.

•The net loss and LAE ratio improved 1.6 points for the quarter. Quarterly drivers include:

◦A 7.5 point net improvement related to no weather events being above plan.

◦Adverse prior year’s reserve development of $7.7 million ($0.5 million in 2Q20) resulted in a 2.8 point net increase for the quarter. Net adverse development in the current quarter was driven primarily by continued adjusting and settlement of non-CAT claims on prior accident years.

◦Core losses of $159.5 million for the quarter ($133.9 million in 2Q20) resulted in a 90 basis point increase on a direct premium earned basis, driven by current year strengthening, which was further magnified by the impact of increased reinsurance costs on the net ratio, which led to a 3.1 point increase for the quarter on a net basis.

Services

($thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Commission revenue	$9,860	$7,758	27.1%	$18,986	$14,773	28.5%
Policy fees	6,575	6,546	0.4%	11,962	12,086	(1.0)%
Other revenue	1,991	1,812	9.9%	3,896	4,594	(15.2)%
Total	$18,426	$16,116	14.3%	$34,844	$31,453	10.8%

Total services revenue increased 14.3% for the quarter. The increase was primarily driven by commission revenue earned on ceded premiums.

Investments

($thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Net investment income	$2,858	$6,179	(53.7)%	$5,844	$13,013	(55.1)%
Realized gains (losses)	496	168	195.2%	1,038	467	122.3%
Unrealized gains (losses)	1,229	3,871	(68.3)%	735	(4,153)	NM
NM = Not Meaningful

Net investment income decreased 53.7% for the quarter. The decrease is largely attributable to significantly lower yields on the reinvested portfolio following the sale of a majority of securities in the portfolio that were in an unrealized gain position in the third and fourth quarters of 2020.

Capital Deployment

On July 19, 2021, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 9, 2021, to shareholders of record as of the close of business on August 2, 2021.

Guidance

The Company is maintaining its guidance for 2021 (assuming no further extraordinary weather events and no realized or unrealized gains in 2021):

•GAAP and Non-GAAP Adjusted EPS in a range of $2.75 - $3.00
•Annualized return on average equity in a range of 17.0% - 19.0%

Conference Call and Webcast

•Thursday, July 29, 2021 at 9:00 a.m. ET
•U.S. Dial-in Number: (855) 752-6647
•International: (503) 343-6667
•Participant code: 5571912
•Listen to live webcast: UniversalInsuranceHoldings.com
•Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 5571912 through August 13, 2021

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures and Key Performance Indicators

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share, which excludes the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (“FHCF”) reinsurance layer. Adjusted operating income excludes the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and extraordinary reinstatement premiums and associated commissions. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2020 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30,	December 31,
	2021	2020
ASSETS:
Invested Assets
Fixed maturities, at fair value	$921,800	$819,861
Equity securities, at fair value	95,690	84,887
Assets held for sale	7,053	—
Investment real estate, net	5,981	15,176
Total invested assets	1,030,524	919,924
Cash and cash equivalents	286,493	167,156
Restricted cash and cash equivalents	6,134	12,715
Prepaid reinsurance premiums	532,308	215,723
Reinsurance recoverable	196,294	160,417
Premiums receivable, net	74,072	66,883
Property and equipment, net	53,023	53,572
Deferred policy acquisition costs	115,971	110,614
Goodwill	2,319	2,319
Other assets	44,397	49,418
TOTAL ASSETS	$2,341,535	$1,758,741

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$278,658	$322,465
Unearned premiums	853,896	783,135
Advance premium	68,287	49,562
Reinsurance payable, net	581,818	10,312
Long-term debt	7,721	8,456
Other liabilities	70,313	135,549
Total liabilities	1,860,693	1,309,479
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [4]	—	—
Common stock ($0.01 par value) [5]	470	468
Treasury shares, at cost - 15,695 and 15,680	(225,751)	(225,506)
Additional paid-in capital	105,904	103,445
Accumulated other comprehensive income (loss), net of taxes	(5,571)	3,343
Retained earnings	605,790	567,512
Total stockholders' equity	480,842	449,262
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,341,535	$1,758,741

Notes:
[4] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[5] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,964 and 46,817 shares; Outstanding 31,269 and 31,137 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUES
Net premiums earned	$256,172	$226,370	$499,477	$447,199
Net investment income	2,858	6,179	5,844	13,013
Net realized gains/(losses) on investments	496	168	1,038	467
Net change in unrealized gains/(losses) of equity securities	1,229	3,871	735	(4,153)
Commission revenue	9,860	7,758	18,986	14,773
Policy fees	6,575	6,546	11,962	12,086
Other revenue	1,991	1,812	3,896	4,594
Total revenues	279,181	252,704	541,938	487,979

EXPENSES
Losses and loss adjustment expenses	167,221	151,345	311,184	286,393
Policy acquisition costs	56,766	48,524	113,224	95,388
Other operating expenses	25,097	25,380	51,062	51,107
Interest expense	38	17	58	69
Total expenses	249,122	225,266	475,528	432,957

Income before income tax expense	30,059	27,438	66,410	55,022
Income tax expense (benefit)	8,118	7,556	18,061	15,073
NET INCOME	$21,941	$19,882	$48,349	$39,949

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Weighted average common shares outstanding - basic	31,240	32,102	31,224	32,347
Weighted average common shares outstanding - diluted	31,310	32,170	31,292	32,440
Shares outstanding, end of period	31,269	31,853	31,269	31,853
Basic earnings (loss) per common share	$0.70	$0.62	$1.55	$1.23
Diluted earnings (loss) per common share	$0.70	$0.62	$1.54	$1.23
Cash dividend declared per common share	$0.16	$0.16	$0.32	$0.32
Book value per share, end of period	$15.37	$16.56	$15.37	$16.56
Annualized return on average equity (ROE)	18.7%	15.6%	20.7%	15.5%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

Three Months Ended	Six Months Ended
June 30,	June 30,
2021	2020	2021	2020
Premiums
Direct premiums written - Florida	$400,370	$334,769	$707,381	$613,280
Direct premiums written - Other States	73,257	69,916	131,560	125,958
Direct premiums written - Total	$473,627	$404,685	$838,941	$739,238
Direct premiums earned	$392,574	$337,639	$768,180	$663,590
Net premiums earned	$256,172	$226,370	$499,477	$447,199

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	65.3%	66.9%	62.3%	64.0%
Policy acquisition cost ratio	22.2%	21.5%	22.7%	21.4%
Other operating expense ratio[6]	9.8%	11.2%	10.2%	11.4%
General and administrative expense ratio[6]	32.0%	32.6%	32.9%	32.8%
Combined ratio	97.3%	99.5%	95.2%	96.8%

Other Items
(Favorable)/Unfavorable prior year's reserve development	$7,731	$478	$6,494	$4,819
Points on the loss and loss adjustment expense ratio	300 bps	21	bps	130	bps	108	bps

[6] Expense ratio excludes interest expense.

	As of
	June 30,
	2021	2020
Policies in force
Florida	723,390	696,829
Other States	253,861	240,448
Total	977,251	937,277

Premiums in force
Florida	$1,345,532	$1,144,326
Other States	273,044	245,377
Total	$1,618,576	$1,389,703

Total Insured Value
Florida	$200,600,028	$177,854,339
Other States	112,637,726	99,662,951
Total	$313,237,754	$277,517,290

	Three Months Ended June 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$392,574		$136,402		$256,172

Loss and loss adjustment expenses:
Core losses	$159,412	40.6%	$(78)	(0.1)%	$159,490	62.3%
Weather events[7]	—	—%	—	—%	—	—%
Prior year’s reserve development	116,890	29.8%	109,159	80.0%	7,731	3.0%
Total losses and loss adjustment expenses	$276,302	70.4%	$109,081	80.0%	$167,221	65.3%

[7] Includes only current year weather events beyond those expected.

	Six Months Ended June 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$768,180		$268,703		$499,477

Loss and loss adjustment expenses:
Core losses	$304,640	39.7%	$(50)	—%	$304,690	61.0%
Weather events[7]	—	—%	—	—%	—	—%
Prior year’s reserve development	208,960	27.2%	202,466	75.3%	6,494	1.3%
Total losses and loss adjustment expenses	$513,600	66.9%	$202,416	75.3%	$311,184	62.3%

[7] Includes only current year weather events beyond those expected.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended		Guidance
	June 30,		June 30,		Full Year 2021E
	2021	2020	2021	2020
Income (Loss) Before Income Taxes	$30,059	$27,438	$66,410	$55,022
Adjustments:
Reinstatement premium, net of commissions[8]	—	—	—	—
Net unrealized (gains)/losses on equity securities	(1,229)	(3,871)	(735)	4,153
Net realized (gains)/losses on investments	(496)	(168)	(1,038)	(467)
Interest Expense	38	17	58	69
Total Adjustments	(1,687)	(4,022)	(1,715)	3,755
Non-GAAP Adjusted Operating Income	$28,372	$23,416	$64,695	$58,777

GAAP Diluted EPS	$0.70	$0.62	$1.54	$1.23	$ 2.75 - 3.00
Adjustments:
Reinstatement premium, net of commissions[8]	—	—	—	—	—
Net unrealized (gains)/losses on equity securities	(0.04)	(0.12)	(0.02)	0.12	—
Net realized (gains)/losses on investments	(0.02)	(0.01)	(0.03)	(0.01)	—
Total Pre-Tax Adjustments	(0.06)	(0.13)	(0.05)	0.11	—
Income Tax on Above Adjustments	0.01	0.03	0.01	(0.02)	—
Total Adjustments	(0.05)	(0.10)	(0.04)	0.09	—
Non-GAAP Adjusted EPS	$0.65	$0.52	$1.50	$1.32	$ 2.75 - 3.00

[8] Includes extraordinary reinstatement premiums not covered by reinstatement premium protection and related commissions.